FOR IMMEDIATE RELEASE

Heartland Payment Systems Stockholders Approve Merger with Global Payments

ATLANTA, GA and PRINCETON, NJ, April 21, 2016 - Global Payments Inc. (NYSE: GPN), a leading worldwide provider of payment technology services, and Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation’s largest payment companies, announced today that Heartland stockholders voted to approve the proposal relating to Heartland’s merger with Global Payments.

Approximately 29.7 million shares were voted in favor of the merger proposal. The favorable vote represents approximately 99% of the total Heartland shares which voted on the merger proposal and 80% of the total outstanding Heartland share count.

The transaction remains subject to customary closing conditions, and, in accordance with the merger agreement, the merger is expected to close no later than three business days from today.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.

Headquartered in Atlanta, Georgia with approximately 4,500 employees worldwide, Global Payments is a FORTUNE 1000 company with merchants and partners in 29 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

About Heartland
Heartland Payment Systems, Inc. (NYSE: HPY), one of the largest payment processors in the United States, delivers credit/debit/prepaid card processing and security technology through Heartland Secure™ and its comprehensive Heartland breach warranty. Heartland also offers point of sale, mobile commerce, e-commerce, marketing solutions, payroll solutions, and related business solutions and services to more than 300,000 business and educational locations nationwide.

A FORTUNE 1000 company, Heartland is the founding supporter of the Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established the Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the expected timing of closing of the proposed merger between Global Payments and Heartland and other statements that are not historical facts. Important factors, among others, that could cause actual events or results to differ materially from those anticipated by our forward-looking statements include the ability to meet closing conditions to the merger at all or on the expected terms and schedule; delay in closing the merger or failure to consummate the merger; and business disruption during the pendency of the merger. Additional factors that could cause events or results to differ materially from those anticipated by our forward-looking statements can be found in Global Payments’ Annual Report on Form 10-K for the year ended May 31, 2015, Heartland’s Annual Report on Form 10-K for the year ended December 31, 2015 and each company’s subsequent filings with the SEC. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Global Payments contacts:

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Andrew Langford		Amy Corn
	770-829-8991		770-829-8755

Heartland contact:
Gregory FCA
Joe Hassett, 610-228-2110
Heartland_ir@gregoryfca.com